UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20200 Sunburst Street, Chatsworth, CA	91311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 734-8600

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On July 22, 2008, North American Scientific, Inc. (the “Company”) announced the appointment of Brett L. Scott as Chief Financial Officer of the Company, effective August 11, 2008.

Mr. Scott joins the Company from his role as Chief Financial Officer at Alsius Corporation (“Alsius”), a publicly traded medical device company focused on temperature control of patients in the critical care arena. During his tenure at Alsius, Mr. Scott played an integral part in the merger of Alsius and Ithaka Corporation (A Specified Purpose Acquisition Company (SPAC)), and was responsible for the implementation of SOX, SEC reporting and compliance, and investor relations. Mr. Scott has also held the position of Chief Financial Officer with the following companies:  Irvine Biomedical,  a medical device company which was acquired by St. Jude Medical; Pain Concepts, a medical device company who’s flagship product was acquired by Stryker Medical; Cardiac Science, a publicly traded medical device company who merged with Quinton Cardiology Systems; and Neuro Navigational Corporation, a publicly traded medical device company which was sold to Ballard Medical. Mr. Scott is a Certified Public Accountant and received his BS from the University of Southern California.

Item 7.01. Regulation FD Disclosure.

On July 22, 2008, the Company issued a press release announcing Mr. Scott’s appointment as its Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 22, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: July 24, 2008	By:	/s/ John B. Rush
John B. Rush President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 22, 2008.